UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

February 28, 2022
Date of Report (Date of earliest event reported)

GSE SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-14785	52-1868008
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6940 Columbia Gateway Dr, Suite 470, Columbia, MD 21046
(Address of principal executive offices and zip code)

(410) 970-7800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2 below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
(17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
(17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 Par Value	GVP	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Election of Directors

On March 1, 2022, GSE Systems, Inc. (the “Company”) announced that, on February 28, 2022, its board of directors (the “Board”) unanimously elected Thomas J. Dougherty to serve on the Board as a Class I director with a term expiring at the 2023 Annual Meeting of Stockholders. Mr. Dougherty was also appointed to the following standing committees: Audit Committee, Compensation Committee, and Nominating & Governance Committee.

Mr. Dougherty is not a party to any arrangements pursuant to which he was selected as a director. Mr. Dougherty has not been involved in any transactions since the beginning of the Company’s last fiscal year, or any currently proposed transaction, in which the Company was or is to be a participant. Mr. Dougherty will receive the standard compensatory and other agreements and arrangements provided to other non-employee directors of the Company.

A copy of the press release announcing the election of Mr. Dougherty to the Board and his Board committee appointments is being furnished with this Form 8-K as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

99.1 Press Release of GSE Systems, Inc., dated March 1, 2022

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GSE SYSTEMS, INC.

By:	/s/ Daniel W. Pugh
Daniel W. Pugh
Chief Legal and Risk Officer

Date: March 1, 2022